GALAXY FUND II



GALAXY FUNDS




PROSPECTUS
July 31, 2001




GALAXY II LARGE COMPANY INDEX FUND

GALAXY II SMALL COMPANY INDEX FUND

GALAXY II UTILITY INDEX FUND

GALAXY II U.S. TREASURY INDEX FUND

GALAXY II MUNICIPAL BOND FUND



As with all mutual funds, the Securities and Exchange Commission has not approved or disapproved any shares of these Funds or determined if this prospectus is accurate or complete. Anyone who tells you otherwise is committing a crime.

[LOGO] GALAXY
       FUNDS

CONTENTS

  1    RISK/RETURN SUMMARY

  1    Introduction

  2    Galaxy II Large Company Index Fund

  6    Galaxy II Small Company Index Fund

 10    Galaxy II Utility Index Fund

 14    Galaxy II U.S. Treasury Index Fund

 17    Galaxy II Municipal Bond Fund

 21    Additional information about risk

 22    Investor guidelines

 23    FUND MANAGEMENT

 24    HOW TO INVEST IN THE FUNDS

 24    Buying, selling and exchanging shares

 24     HOW TO BUY SHARES

 25     HOW TO SELL SHARES

 26     HOW TO EXCHANGE SHARES

 26     OTHER TRANSACTION POLICIES

 28    DIVIDENDS, DISTRIBUTIONS AND TAXES

 30    GALAXY II INVESTOR PROGRAMS

 30    Retirement plans

 30    Other programs

 31    HOW TO REACH GALAXY II

 32    FINANCIAL HIGHLIGHTS

 37    MISCELLANEOUS

RISK/RETURN SUMMARY

INTRODUCTION

This prospectus describes the Galaxy II Large Company Index Fund, Galaxy II Small Company Index Fund, Galaxy II Utility Index Fund and Galaxy II U.S. Treasury Index Fund (which are referred to in this prospectus as the GALAXY II INDEX FUNDS) and the Galaxy II Municipal Bond Fund.

On the following pages, you'll find important information about each of the Funds, including:

- the Fund's investment objective (sometimes called the Fund's goal) and the main investment strategies used by the Fund's investment adviser in trying to achieve that objective

- the main risks associated with an investment in the Fund

- the Fund's past performance measured on both a year-by-year and long-term basis

- the fees and expenses that you will pay as an investor in the Fund.


THE FUNDS' INVESTMENT ADVISER

Fleet Investment Advisors Inc., which is referred to in this prospectus as the ADVISER, is the investment adviser for the Funds.

AN INVESTMENT IN THE FUNDS ISN'T A BANK DEPOSIT AND IT ISN'T INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. YOU COULD LOSE MONEY BY INVESTING IN THE FUNDS.

GALAXY II LARGE COMPANY INDEX FUND

THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks to provide investment results that, before deduction of operating expenses, match the price and yield performance of U.S. publicly traded common stocks with large stock market capitalizations as represented by the Standard & Poor's 500 Composite Stock Price Index (S&P 500).

THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund uses an indexing strategy through the use of sophisticated computer models to approximate the investment performance of the S&P 500. The Fund invests substantially all (at least 80%) of its total assets in the common stock of companies included in the S&P 500. Normally, the Fund holds all 500 stocks in the S&P 500, and in approximately the same percentage as each stock is represented in the S&P 500.

To the extent that, from time to time, the stocks in a particular market sector, such as technology, comprise a significant proportion of the S&P 500, those stocks will be represented in substantially the same proportion in the Fund.

The Fund will only purchase a security that is included in the S&P 500 at the time of purchase. The Fund will normally only buy or sell securities to adjust to changes in the composition of the S&P 500 or to accommodate cash flows into and out of the Fund.

The Fund also invests in stock index futures contracts in order to track the S&P 500 when the purchase of individual securities may be less efficient.

Under normal market conditions, it is expected that the quarterly performance of the Fund, before expenses, will track the performance of the S&P 500 within a ...95 correlation coefficient.

THE MAIN RISKS OF INVESTING IN THE FUND

Because the Fund invests primarily in stocks, it is subject to MARKET RISK. Changes in the U.S. or foreign economies can cause the value of stocks and other investments held by the Fund to fall. Stock prices may decline over short or extended periods. Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

The value of your investment in the Fund will go up and down with the value of the investments which the Fund holds. The Fund's investments may not perform as well as other investments, even in times of rising markets.

There is the additional risk that the Fund will fail to match the investment results of the S&P 500 as a result of shareholder purchase and redemption activity, transaction costs, expenses and other factors.


[SIDENOTE]
THE INDEXING STRATEGY

The Fund is not actively managed. This means that the Adviser does not use economic, financial and market analysis in selecting securities for the Fund. Instead, the Adviser attempts to approximate the performance of the Fund's target index by investing the Fund's assets in securities included in that index. The Adviser relies on sophisticated computer models in managing the Fund's investments. Because the indexing approach generally involves lower portfolio turnover than is typical for most actively managed funds, transaction and administration costs tend to be low as well.


S&P 500

The S&P 500 is an unmanaged index that tracks the performance of 500 widely held common stocks listed on the New York Stock Exchange, the American Stock Exchange and NASDAQ. The S&P 500 is heavily weighted with the stocks of large companies.

In addition, the Fund carries the following main risks:

- INDEXING RISK -- Your investment in the Fund will typically decline in value when the S&P 500 declines. Since the Fund is designed to track the S&P 500, the Fund cannot purchase other securities that may help offset declines in the S&P 500. In addition, because the Fund may not always hold all stocks included in the S&P 500 and may not always be fully invested, the Fund's performance may fail to match the performance of the S&P 500, after taking expenses into account.

- SECTOR RISK -- To the extent that the stocks in a particular market sector comprise a significant portion of the S&P 500 and, correspondingly, of the Fund's holdings, the Fund will be especially susceptible to the risks associated with investments in those market sectors. For example, technology companies may produce or use products or services that prove commercially unsuccessful, become obsolete or become adversely impacted by government regulation. In addition, technology stocks may experience significant price movements caused by disproportionate investor optimism or pessimism.

- STOCK INDEX FUTURES CONTRACTS -- The Fund may not always be able to track the performance of its index by entering into stock index futures contracts because the prices of stock index futures contracts may not always match the movement of the index to which they relate. Also, a liquid secondary market may not be available, which might prevent the Adviser from closing out a futures contract when desired.

[SIDENOTE]
MARKET CAPITALIZATION

A company's market capitalization is the price of a share of its stock, multiplied by the number of shares held by investors. The average market capitalization of the companies included in the S&P 500 as of March 31, 2001 was approximately $20.8 billion.



STOCK INDEX FUTURES CONTRACTS

A stock index futures contract obligates a Fund, at the end of the contract, to pay or receive an amount equal to the difference between the value of the stock index on the date the contract was struck and its value at the end of the contract, multiplied by the dollar amount of the contract. No physical delivery of the underlying stocks in the index is made.

HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of the Fund has varied from year to year.

[CHART]

1991        29.07%
1992         7.09%
1993         9.61%
1994         0.96%
1995        37.10%
1996        22.54%
1997        32.81%
1998        28.06%
1999        20.49%
2000        -9.08%

BEST QUARTER
21.23% for the
quarter ending
December 31, 1998

WORST QUARTER
-10.02% for the
quarter ending
September 30, 1998

The Fund's year-to-date return as of the quarter ended June 30, 2001 was 5.69%.

AVERAGE ANNUAL TOTAL RETURNS

The table shows the Fund's average annual total returns for the periods ended December 31, 2000 as compared to the S&P 500.


                                                                                 SINCE
                              1 YEAR        5 YEARS         10 YEARS            INCEPTION
Large Company Index Fund     -9.08%          17.95%           16.95%          17.36% (10/1/90)
S&P 500                      -9.10%          18.33%           17.44%          17.96% (since 9/30/90)

FEES AND EXPENSES OF THE FUND

The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.

ANNUAL FUND OPERATING EXPENSES (FEES DEDUCTED FROM THE FUND'S ASSETS)


                                                                                          TOTAL FUND
                                        MANAGEMENT      DISTRIBUTION          OTHER        OPERATING
                                              FEES      (12b-1) FEES       EXPENSES         EXPENSES
Large Company Index Fund                     0.10%              None          0.37%            0.47%


EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

- you invest $10,000 for the periods shown

- you reinvest all dividends and distributions in the Fund

- you sell all your shares at the end of the periods shown

- your investment has a 5% return each year

- the Fund's operating expenses remain the same.

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:

                                                       1 YEAR      3 YEARS     5 YEARS      10 YEARS
Large Company Index Fund                                  $48         $151       $263           $591

GALAXY II SMALL COMPANY INDEX FUND

THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks to provide investment results that, before deduction of operating expenses, match the price and yield performance of U.S. publicly traded common stocks with smaller stock market capitalizations, as represented by the Standard & Poor's SmallCap 600 Stock Price Index (S&P SmallCap 600).

THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund uses an indexing strategy through the use of sophisticated computer models to approximate the investment performance of the S&P SmallCap 600. The Fund invests substantially all (at least 80%) of its total assets in the common stocks of companies included in the S&P SmallCap 600. Normally, the Fund holds all 600 stocks in the S&P SmallCap 600, in approximately the same percentage as each stock is represented in the S&P SmallCap 600. From time to time, however, when deemed advisable by the Adviser, the Fund will not hold all of the stocks in the S&P SmallCap 600 but instead will use a statistical technique known as "portfolio optimization." When using portfolio optimization, the Adviser will consider whether or not to include each stock in the Fund based on that stock's contribution to the Fund's market capitalization, industry representation and exposure to certain fundamentals (such as dividend yield, price-earnings multiple and average growth rates) as compared to the S&P SmallCap 600. When utilized, portfolio optimization is expected to provide an effective method of substantially duplicating the dividend income and capital gains of the S&P SmallCap 600.

To the extent that, from time to time, the stocks in a particular market sector, such as technology, comprise a significant portion of the S&P SmallCap 600, those stocks will be represented in substantially the same proportion in the Fund.

The Fund will only purchase a security that is included in the S&P SmallCap 600 at the time of purchase. The Fund will normally only buy or sell securities to adjust to changes in the composition of the S&P SmallCap 600 or to accommodate cash flows into and out of the Fund.

The Fund also invests in stock index futures contracts in order to track the S&P SmallCap 600 when the purchase of individual securities may be less efficient.

Under normal market conditions, it is expected that the quarterly performance of the Fund, before expenses, will track the performance of the S&P SmallCap 600 within a .95 correlation coefficient.

THE MAIN RISKS OF INVESTING IN THE FUND

Because the Fund invests primarily in stocks, it is subject to MARKET RISK. Changes in the U.S. or foreign economies can cause the value of stocks and other investments held by the Fund to fall. Stock prices may decline over short or extended periods. Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

The value of your investment in the Fund will go up and down with the value of the investments which the Fund holds. The Fund's investments may not perform as well as other investments, even in times of rising markets.

There is the additional risk that the Fund will fail to match the investment results of the S&P SmallCap 600 as a result of shareholder purchase and redemption activity, transaction costs, expenses and other factors.

[SIDENOTE]
THE INDEXING STRATEGY

The Fund is not actively managed. This means that the Adviser does not use economic, financial and market analysis in selecting securities for the Fund. Instead, the Adviser attempts to approximate the performance of the Fund's target index by investing the Fund's assets in securities included in that index. The Adviser relies on sophisticated computer models in managing the Fund's investments. Because the indexing approach generally involves lower portfolio turnover than is typical for most actively managed funds, transaction and administration costs tend to be low as well.


S&P SMALLCAP 600

The S&P SmallCap 600 is an unmanaged index that tracks the performance of 600 domestic companies traded on the New York Stock Exchange, the American Stock Exchange and NASDAQ. The S&P SmallCap 600 is heavily weighted with the stocks of small companies.

In addition, the Fund carries the following main risks:

- INDEXING RISK -- Your investment in the Fund will typically decline in value when the S&P SmallCap 600 declines. Since the Fund is designed to track the S&P SmallCap 600, the Fund cannot purchase other securities that may help offset declines in stocks represented in the S&P SmallCap 600. In addition, because the Fund may not always hold all stocks included in the S&P SmallCap 600, such as when the Adviser deems it advisable to utilize portfolio optimization, and may not always be fully invested, the Fund's performance may fail to match the performance of the S&P SmallCap 600, after taking expenses into account.

- SMALL COMPANIES RISK -- Smaller companies tend to have limited resources, product lines and market share. As a result, their share prices tend to fluctuate more than those of larger companies. Their shares may also trade less frequently and in limited volume, making them potentially less liquid. The price of small company stocks might fall regardless of trends in the broader market.

- SECTOR RISK -- To the extent that the stocks in a particular market sector comprise a significant portion of the S&P SmallCap 600 and, correspondingly, of the Fund's holdings, the Fund will be especially susceptible to the risks associated with investments in those market sectors. For example, technology companies may produce or use products or services that prove commercially unsuccessful, become obsolete or become adversely impacted by government regulation. In addition, technology stocks may experience significant price movements caused by disproportionate investor optimism or pessimism.

- STOCK INDEX FUTURES CONTRACTS -- The Fund may not always be able to track the performance of its index by entering into stock index futures contracts because the prices of stock index futures contracts may not always match the movement of the index to which they relate. Also, a liquid secondary market may not be available, which might prevent the Adviser from closing out a futures contract when desired.

[SIDENOTE]

MARKET CAPITALIZATION

A company's market capitalization is the price of a share of its stock, multiplied by the number of shares held by investors. The average market capitalization of the companies included in the S&P SmallCap 600 as of March 31, 2001 was approximately $576 million.


STOCK INDEX FUTURES CONTRACTS

A stock index futures contract obligates a Fund, at the end of the contract, to pay or receive an amount equal to the difference between the value of the stock index on the date the contract was struck and its value at the end of the contract, multiplied by the dollar amount of the contract. No physical delivery of the underlying stocks in the index is made.

HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of the Fund has varied from year to year.

[CHART]

1991        45.42%
1992        12.27%
1993        11.35%
1994        -3.66%
1995        33.11%
1996        19.67%
1997        23.56%
1998        -1.75%
1999        11.66%
2000        11.00%

BEST QUARTER
22.13% for the
quarter ending
March 31, 1991

WORST QUARTER
-20.89% for the
quarter ending
September 30, 1998

The Fund's year-to-date return as of the quarter ended June 30, 2001 was 13.53%.

AVERAGE ANNUAL TOTAL RETURNS

The table shows the Fund's average annual total returns for the periods ended December 31, 2000, as compared to the S&P SmallCap 600.


                                                                              SINCE
                             1 YEAR         5 YEARS        10 YEARS       INCEPTION
Small Company Index Fund     11.00%          12.48%         15.43%          15.89% (10/1/90)
S&P SmallCap 600             11.80%          13.57%         17.44%          17.33% (since 9/30/90)

FEES AND EXPENSES OF THE FUND

The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.

ANNUAL FUND OPERATING EXPENSES (FEES DEDUCTED FROM THE FUND'S ASSETS)

                                                                                          TOTAL FUND
                                        MANAGEMENT      DISTRIBUTION          OTHER       OPERATING
                                              FEES      (12b-1) FEES       EXPENSES        EXPENSES
Small Company Index Fund                    0.10%              None          0.31%             0.41%

EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

- you invest $10,000 for the periods shown

- you reinvest all dividends and distributions in the Fund

- you sell all your shares at the end of the periods shown

- your investment has a 5% return each year

- the Fund's operating expenses remain the same.

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:

                                       1 YEAR      3 YEARS    5 YEARS      10 YEARS
Small Company Index Fund                 $42         $132       $230           $518

GALAXY II UTILITY INDEX FUND

THE FUND'S INVESTMENT OBJECTIVE
The Fund seeks to provide investment results that, before deduction of operating expenses, match the price and yield performance of U.S. publicly traded common stocks of companies in the utility industry, as Represented by the Standard & Poor's Utilities Composite Stock Price Index (S&P Utilities Index).

THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund uses an indexing strategy through the use of sophisticated computer models to approximate the investment performance of the S&P Utilities Index. The Fund invests substantially all (at least 80%) of its total assets in the common stocks of companies included in the S&P Utilities Index. Normally the Fund holds every stock in the S&P Utilities Index, in approximately the same percentage as each stock is represented in the S&P Utilities Index.


The Fund will only purchase a security that is included in the S&P Utilities Index at the time of purchase. The Fund will normally only buy or sell securities to adjust to changes in the composition of the S&P Utilities Index or to accommodate cash flows into and out of the Fund.

Under normal market conditions, it is expected that the quarterly performance of the Fund, before expenses, will track the performance of the S&P Utilities Index within a .95 correlation coefficient.

THE MAIN RISKS OF INVESTING IN THE FUND

Because the Fund invests primarily in stocks, it is subject to MARKET RISK. Changes in the U.S. or foreign economies can cause the value of stocks and other investments held by the Fund to fall. Stock prices may decline over short or extended periods. Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

The value of your investment in the Fund will go up and down with the value of the investments which the Fund holds. The Fund's investments may not perform as well as other investments, even in times of rising markets.

There is the additional risk that the Fund will fail to match the investment results of the S&P Utilities Index as a result of shareholder purchase and redemption activity, transaction costs, expenses and other factors.

In addition, the Fund carries the following main risks:

- INDEXING RISK - Your investment in the Fund will typically decline in value when the S&P Utilities Index declines. Since the Fund is designed to track the S&P Utilities Index, the Fund cannot purchase other securities that may help offset declines in stocks represented in the S&P Utilities Index. In addition, because the Fund may not always hold all stocks included in the S&P Utilities Index and may not always be fully invested, the Fund's performance may fail to match the performance of the S&P Utilities Index.

- INDUSTRY CONCENTRATION - The Fund concentrates its investments (i.e., invests 25% or more of its total assets) in the utility industry. As a result, the Fund's investments may be subject to greater risk and market fluctuation than a fund that holds securities representing a broad range of industries.


[SIDENOTE]
THE INDEXING STRATEGY

The Fund is not actively managed. This means that the Adviser does not use economic, financial and market analysis in selecting securities for the Fund. Instead, the Adviser attempts to approximate the performance of the Fund's target index by investing the Fund's assets in securities included in that index. The Adviser relies on sophisticated computer models in managing the Fund's investments. Because the indexing approach generally involves lower portfolio turnover than is typical for most actively managed funds, transaction and administration costs tend to be low as well.


S&P UTILITIES INDEX

The S&P Utilities Index is an unmanaged index that tracks the performance of the utility sector of the S&P 500. The weighting of stocks in the S&P Utilities Index is based on each stock's relative market capitalization. The S&P Utilities Index is currently made up of approximately 40 common stocks.

- INDUSTRY RISK - Because the Fund concentrates its investments in the utility industry, it is subject to industry risk. Industry risk is the possibility that a particular group of related stocks, such as those stocks in a particular industry, may decline in price due to industry-specific developments. For the utility industry, these developments could include changing regulations, which could limit profits, dividends or access to new markets, unexpected increases in fuel or other operating costs, increasing competition, and restriction to relatively mature markets.

- LACK OF DIVERSIFICATION - The Fund is non-diversified, which means that it can invest a large percentage of its assets in a small number of issuers. As a result, a change in the value of any one investment held by the Fund may affect the overall value of the Fund more than it would affect a diversified fund which holds more investments.

[SIDENOTE]
MARKET CAPITALIZATION
A company's market capitalization is the price of a share of its stock, multiplied by the number of shares held by investors.

HOW THE FUND HAS PERFORMED
The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS
The bar chart shows how the performance of the Fund has varied from year to year.

                   1994        -8.64%
                   1995        37.08%
                   1996         3.47%
                   1997        28.51%
                   1998        14.77%
                   1999        -9.49%
                   2000        59.35%

BEST QUARTER
32.70% for the
quarter ending
September 30, 2000

WORST QUARTER
-9.36% for the
quarter ending
March 31, 1999

The fund's year-to-date return as of the quarter ended June 30, 2001 was -6.11%.


AVERAGE ANNUAL TOTAL RETURNS

The table shows the Fund's average annual total returns for the periods ended December 31, 2000, as compared to the S&P Utilities Index.



                                                          SINCE
                              1 YEAR       5 YEARS    INCEPTION
Utility Index Fund           59.35%        17.09%        15.33% (1/5/93)
S&P Utilities Index          59.67%        16.51%        15.61% (since 12/31/92)

FEES AND EXPENSES OF THE FUND

The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.

ANNUAL FUND OPERATING EXPENSES (FEES DEDUCTED FROM THE FUND'S ASSETS)

                                                                     TOTAL FUND
                         MANAGEMENT     DISTRIBUTION        OTHER     OPERATING
                               FEES     (12b-1) FEES     EXPENSES      EXPENSES
Utility Index Fund            0.10%            None        0.30%          0.40%

EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

- you invest $10,000 for the periods shown
- you reinvest all dividends and distributions in the Fund
- you sell all your shares at the end of the periods shown
- your investment has a 5% return each year
- the Fund's operating expenses remain the same.

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:

                                  1 YEAR      3 YEARS    5 YEARS       10 YEARS
Utility Index Fund                    $41         $128       $224          $505

GALAXY II U.S. TREASURY INDEX FUND

THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks to provide investment results that, before deduction of operating expenses, match the price and yield performance of U.S. Treasury notes and bonds, as represented by the U.S. Treasury component (U.S. Treasury Index) of the Salomon Smith Barney Broad Investment-Grade Bond Index.

THE FUND'S MAIN INVESTMENT STRATEGIES
The Fund uses an indexing strategy through the use of sophisticated computer models to approximate the investment performance of the U.S. Treasury Index. The Fund invests substantially all (at least 80%) of its total assets in the securities included in the U.S. Treasury Index.

The Fund will not hold all of the issues in the U.S. Treasury Index because of the costs involved. Instead, the Adviser will consider whether or not to include each security in the Fund based on that security's contribution to the Fund's total market value, average coupon rate and average weighted maturity of the Fund as compared to the U.S. Treasury Index.

The Fund will only purchase a security that is included in the U.S. Treasury Index at the time of purchase. The Fund will normally only buy or sell securities to adjust to changes in the composition of the U.S. Treasury Index, or to accommodate cash flows into and out of the Fund.

Under normal market conditions, it is expected that the quarterly performance of the Fund, before expenses, will track the performance of the U.S. Treasury Index within a .95 correlation coefficient.


THE MAIN RISKS OF INVESTING IN THE FUND
All mutual funds are affected by changes in the economy and swings in investment markets. These can occur within or outside the U.S. or worldwide, and may affect only particular companies or industries.

There is the additional risk that the Fund will fail to match the investment results of the U.S. Treasury Index as a result of shareholder purchase and redemption activity, transaction costs, expenses and other factors.

In addition, the Fund carries the following main risks:

- INDEXING RISK - Your investment in the Fund will typically decline in value when the U.S. Treasury Index declines. Since the Fund is designed to track the U.S.Treasury Index, the Fund cannot purchase other securities that may help offset declines in debt securities represented in the U.S. Treasury Index. In addition, because the Fund will not hold all issues included in the U.S. Treasury Index and may not always be fully invested, the Fund's performance may fail to match the performance of the U.S. Treasury Index, after taking expenses into account.

- INTEREST RATE RISK - The prices of debt securities generally tend to move in the opposite direction to interest rates. When rates are rising, the prices of debt securities tend to fall. When rates are falling, the prices of debt securities tend to rise. Generally, the longer the time until maturity, the more sensitive the price of a debt security is to interest rate changes.

- CREDIT RISK - Although U.S. Government securities, particularly U.S. Treasury securities, have historically involved little credit risk, if an issuer fails to pay interest or repay principal, the value of your investment could decline.

[SIDENOTE]
THE INDEXING STRATEGY

The Fund is not actively managed. This means that the Adviser does not use economic, financial and market analysis in selecting securities for the Fund. Instead, the Adviser attempts to approximate the performance of the Fund's target index by investing the Fund's assets in securities included in that index. The Adviser relies on sophisticated computer models in managing the Fund's investments. Because the indexing approach generally involves lower portfolio turnover than is typical for most actively managed funds, transaction and administration costs tend to be low as well.



U.S. TREASURY INDEX
The U.S. Treasury Index is an unmanaged index composed of all U.S. Treasury notes and bonds with remaining maturities of at least one year and outstanding principal of at least $25 million that are included in the Salomon Smith Barney Investment-Grade Bond Index. Securities in the U.S. Treasury Index are weighted by market value, that is, the price per bond or note multiplied by the number of bonds or notes outstanding.

HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of the Fund has varied from year to year.


                  1992         6.77%
                  1993        10.21%
                  1994        -3.69%
                  1995        18.06%
                  1996         2.21%
                  1997         9.27%
                  1998         9.76%
                  1999        -2.85%
                  2000        13.13%

BEST QUARTER
6.15% for the
quarter ending
June 30, 1995

WORST QUARTER
-2.93% for the
quarter ending
March 31, 1994

The Fund's year-to-date return as of the quarter ended June 30, 2001 was -0.46%.


AVERAGE ANNUAL TOTAL RETURNS


The table shows the Fund's average annual total returns for the periods ended December 31, 2000, as compared to the U.S. Treasury Index.



                                                          SINCE
                             1 YEAR       5 YEARS     INCEPTION
U.S. Treasury Index Fund     13.13%         6.14%         7.52% (6/4/91)

U.S. Treasury Index          13.52%         6.52%         7.89% (since 5/31/91)


For current yield information, please call 1-877-BUY-GALAXY (1-877-289-4252).

FEES AND EXPENSES OF THE FUND
The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.

ANNUAL FUND OPERATING EXPENSES (FEES DEDUCTED FROM THE FUND'S ASSETS)


                                                                     TOTAL FUND
                           MANAGEMENT    DISTRIBUTION       OTHER     OPERATING
                                  FEES   (12b-1) FEES    EXPENSES      EXPENSES
U.S. Treasury Index Fund        0.10%           None       0.32%          0.42%


EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

- you invest $10,000 for the periods shown
- you reinvest all dividends and distributions in the Fund
- you sell all your shares at the end of the periods shown
- your investment has a 5% return each year
- the Fund's operating expenses remain the same.

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:



                                   1 YEAR      3 YEARS    5 YEARS      10 YEARS
U.S. Treasury Index Fund              $43         $135       $235         $530

GALAXY II MUNICIPAL BOND FUND

THE FUND'S INVESTMENT OBJECTIVE
The Fund seeks to provide investors with the highest level of income exempt from regular federal income tax consistent with prudent investment management and preservation of capital.

THE FUND'S MAIN INVESTMENT STRATEGIES
The Fund normally invests substantially all (at least 80%) of its net assets in municipal securities that pay interest which is exempt from regular federal income taxes, primarily bonds (normally, at least 65% of total assets).

Municipal securities purchased by the Fund may include general obligation securities, revenue securities and private activity bonds. The interest on private activity bonds may be subject to the federal alternative minimum tax
(AMT).Investments in private activity bonds subject to the AMT will normally not exceed 20% of the Fund's net assets and will not be treated as investments in municipal securities for purposes of the 80% requirement stated above.

In selecting portfolio securities for the Fund, the Adviser evaluates the suitability of available bonds according to such factors as creditworthiness, maturity, liquidity and interest rates. It also determines the appropriate allocation of the Fund's assets among various geographic regions, issuers, and industry sectors.

Nearly all of the Fund's investments will be of investment grade quality. Investment grade securities have one of the top four ratings assigned by Standard & Poor's Ratings Group (S&P), Moody's Investors Service, Inc. (Moody's), or another nationally recognized statistical rating organization (NRSRO), or are unrated securities determined by the Adviser to be of comparable quality. Under normal market conditions, the Fund will invest at least 65% of its total assets in securities that have one of the top three ratings assigned by S&P or Moody's or another NRSRO, or in unrated securities determined by the Adviser to be of comparable quality. Occasionally, the rating of a security held by the Fund may be downgraded to below investment grade. If that happens, the Fund doesn't have to sell the security unless the Adviser determines that, under the circumstances, the security is no longer an appropriate investment for the Fund. However, the Fund will sell promptly any securities that are not rated investment grade by S&P, Moody's or another NRSRO if the securities exceed 5% of the Fund's net assets.


The Fund's average weighted maturity will vary from time to time depending on current economic and market conditions and the Adviser's assessment of probable changes in interest rates. However, under normal market conditions, the Fund expects to maintain a weighted average maturity of between 5 and 10 years. There is no limit on the maturity of any individual security in the Fund.


The Fund will sell a portfolio security when, as a result of changes in the economy or the performance of the security or other circumstances, the Adviser believes that holding the security is no longer consistent with the Fund's investment objective.

[SIDENOTE]

MUNICIPAL SECURITIES
State and local governments issue municipal securities to raise money to finance public works, to repay outstanding obligations, to raise funds for general operating expenses and to make loans to other public institutions. Some municipal securities, known as private activity bonds, are backed by private entities and are used to finance various non-public projects. Municipal securities, which can be issued as bonds, notes or commercial paper, usually have fixed interest rates, although some have interest rates that change from time to time.

THE MAIN RISKS OF INVESTING IN THE FUND
All mutual funds are affected by changes in the economy and swings in investment markets.

In addition, the Fund carries the following main risks:

- INTEREST RATE RISK -- The prices of debt securities, including municipal securities, tend to move in the opposite direction to interest rates. When rates are rising, the prices of debt securities tend to fall. When rates are falling, the prices of debt securities tend to rise. Generally, the longer the time until maturity, the more sensitive the price of a debt security is to interest rate changes.

- CREDIT RISK -- The value of debt securities, including municipal securities, also depends on the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities will fall. Debt securities which have the lowest of the top four ratings assigned by S&P, Moody's or another NRSRO have speculative characteristics. Changes in the economy are more likely to affect the ability of issuers of these securities to make payments of principal and interest than is the case with higher-rated securities. The ability of a state or local government issuer to make payments can be affected by many factors, including economic conditions, the flow of tax revenues and changes in the level of federal, state or local aid. Some municipal obligations are payable only from limited revenue sources or by private entities.

- PREPAYMENT/EXTENSION RISK -- Changes in interest rates may cause certain municipal securities held by the Fund to be paid off much sooner or later than expected, which could adversely affect the Fund's value. In the event that a security is paid off sooner than expected because of a decline in interest rates, the Fund may be unable to recoup all of its initial investment and may also suffer from having to reinvest in lower-yielding securities. In the event of a later than expected payment because of a rise in interest rates, the value of the obligation will decrease and the Fund may suffer from the inability to invest in higher-yielding securities.

- SELECTION OF INVESTMENTS -- The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.


[SIDENOTE]

TYPES OF MUNICIPAL SECURITIES

GENERAL OBLIGATION SECURITIES are secured by the issuer's full faith, credit and taxing power. REVENUE OBLIGATION SECURITIES are usually payable only from revenues derived from specific facilities or revenue sources. PRIVATE ACTIVITY BONDS are usually revenue obligations since they are typically payable by the private user of the facilities financed by the bonds.


AVERAGE WEIGHTED MATURITY
Average weighted maturity gives you the average time until all debt securities in the Fund come due or MATURE. It is calculated by averaging the time to maturity of all debt securities held by the Fund with each maturity "weighted" according to the percentage of assets it represents.

HOW THE FUND HAS PERFORMED

The bar chart and the table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.


YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS
The bar chart shows how the performance of the Fund has varied from year to year.

                   1994        -5.59%
                   1995        14.63%
                   1996         3.56%
                   1997         7.23%
                   1998         5.46%
                   1999        -1.16%
                   2000         8.69%

BEST QUARTER
6.09% for the
quarter ending
March 31, 1995

WORST QUARTER
-4.89% for the
quarter ending
March 31, 1994

The Fund's year-to-date return as of the quarter ended June 30, 2001 was 0.63%.


AVERAGE ANNUAL TOTAL RETURNS

The table shows the Fund's average annual total returns for the periods ended December 31, 2000, as compared to a broad-based market index.



                                                          SINCE
                                1 YEAR     5 YEARS    INCEPTION
Municipal Bond Fund              8.69%       4.70%        5.18% (4/15/93)

Lehman Brothers Quality
Intermediate Municipal Bond
Index                            8.63%       5.26%        7.51% (since 6/30/93)*


* The Lehman Brothers Quality Intermediate Municipal Bond Index started on June 30, 1993.

For current yield information, please call 1-877-BUY-GALAXY (1-877-289-4252).

The Lehman Brothers Quality Intermediate Municipal Bond Index, a subset of the Lehman Brothers Municipal Bond Index, is an unmanaged index that tracks the performance of municipal bonds with remaining maturities between two and twelve years and which are rated in one of the top three rating categories.

FEES AND EXPENSES OF THE FUND
The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.

ANNUAL FUND OPERATING EXPENSES (FEES DEDUCTED FROM THE FUND'S ASSETS)

                                                                     TOTAL FUND
                         MANAGEMENT    DISTRIBUTION        OTHER      OPERATING
                               FEES    (12b-1) FEES     EXPENSES       EXPENSES
Municipal Bond Fund           0.25%            None        0.35%          0.60%

EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

- you invest $10,000 for the periods shown
- you reinvest all dividends and distributions in the Fund
- you sell all your shares at the end of the periods shown
- your investment has a 5% return each year
- the Fund's operating expenses remain the same.

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:

                                  1 YEAR      3 YEARS    5 YEARS      10 YEARS
Municipal Bond Fund                  $61         $192       $335          $750


[SIDENOTE]

PORTFOLIO MANAGER
The Adviser's Tax-Exempt Investment Policy Committee is responsible for the day-to-day management of the Fund's investment portfolio. The Committee has managed the Fund since 1996.

ADDITIONAL INFORMATION ABOUT RISK


The main risks associated with an investment in each of the Funds have been described above. The following supplements that discussion.

TEMPORARY DEFENSIVE POSITIONS

The Galaxy II Municipal Bond Fund may temporarily hold up to 20% of its net assets in investments that are not part of its main investment strategy to try to avoid losses during unfavorable market conditions. These investments may include short-term municipal securities, such as short-term municipal notes and tax-exempt commercial paper and taxable money market securities, such as U.S. Government obligations, bank certificates of deposit and bankers' acceptances, and repurchase agreements collateralized by these securities. This strategy could prevent the Fund from achieving its investment objective.

OTHER TYPES OF INVESTMENTS

This prospectus describes each Fund's main investment strategies and the particular types of securities in which each Fund principally invests. Each Index Fund may hold temporary cash balances (normally not in excess of 2% of net assets) to efficiently manage transactional expenses. The Index Funds may invest these balances in instruments that are described in detail in the Statement of Additional Information (SAI) which is referred to on the back cover of this prospectus.

The Galaxy II Municipal Bond Fund may, from time to time, pursue other investment strategies and make other types of investments in support of its overall investment goal. These supplemental investment strategies, which are not considered to be main investment strategies of the Fund - and the risks involved - are described in detail in the SAI.

Investor guidelines

The table below provides information as to which type of investor might want to invest in each of the Galaxy II Funds. It's meant as a general guide only. TAX-EXEMPT FUNDS ARE GENERALLY NOT APPROPRIATE INVESTMENTS FOR TAX-DEFERRED RETIREMENT ACCOUNTS, SUCH AS IRA'S, BECAUSE THEIR RETURNS BEFORE TAXES ARE GENERALLY LOWER THAN THOSE OF TAXABLE FUNDS. Consult your financial adviser for help in deciding which Fund is right for you.


GALAXY II FUND                  MAY BE BEST SUITED FOR . . .
-------------------------------------------------------------------------------
Galaxy II Large Company         -Investors seeking to closely match the
Index Fund                       investment performance of the market
                                 segment composed of U.S. publicly traded
                                 large capitalization stocks as represented
                                 by the S&P 500.

Galaxy II Small Company         -Investors seeking to closely match the
Index Fund                       investment performance of the market
                                 segment composed of U.S. publicly traded
                                 small capitalization stocks as represented
                                 by the S&P SmallCap 600.

Galaxy II Utility               -Investors seeking to closely match the
Index Fund                       investment performance of the the market
                                 segment composed of U.S. publicly traded
                                 common stocks of companies in the utility
                                 industry as represented by the S&P Utilities
                                 Index.

Galaxy II U.S. Treasury         -Investors seeking to closely match the
Index Fund                       investment performance of the market
                                 segment composed of U.S. Treasury notes and
                                 bonds as represented by the U.S. Treasury
                                 Index.

Galaxy II Municipal             -Investors seeking income that's free of federal
Bond Fund                        income tax and who can accept fluctuations in
                                 price and yield.



[SIDENOTE]

TAX-EQUIVALENT YIELD

One way to understand the tax advantages of a tax-exempt fund is to compare its after-tax return to that of a taxable investment. For example, suppose a taxable fund pays a return of 10%. If you're in the 35.5% federal income tax bracket, the fund's return after taxes is 6.45%. When a tax-exempt fund pays a return of 10%, you don't pay tax. So if you're in the 35.5% tax bracket, that's the equivalent of earning about 15.5% on a taxable fund. If you're in a low tax bracket, however, it may not be helpful to invest in a tax-exempt fund if you can achieve a higher after-tax return from a taxable investment.

FUND MANAGEMENT


ADVISER

The Adviser, an indirect wholly-owned subsidiary of FleetBoston Financial Corporation, was established in 1984 and has its main office at 100 Federal Street, Boston, Massachusetts 02110.

The Adviser also provides investment management and advisory services to individual and institutional clients. As of March 31, 2001, the Adviser managed over $100 billion in assets.

The Adviser, subject to the general supervision of Galaxy II's Board of Trustees, manages the Fund in accordance with its investment objective and policies, makes decisions with respect to and places orders for all purchases and sales of portfolio securities, and maintains related records.


ALLOCATION OF ORDERS FOR PORTFOLIO SECURITIES
The Adviser may allocate orders for the purchase and sale of portfolio securities to certain financial institutions, including those that are affiliated with the Adviser or that have sold shares of the Funds, to the extent permitted by law or by order of the Securities and Exchange Commission. The Adviser will allocate orders to such institutions only if it believes that the quality of the transaction and the commission are comparable to what they would be with other qualified brokerage firms.

MANAGEMENT FEES
The management fees paid to the Adviser by the Funds during the last fiscal year are set forth below.


                                   MANAGEMENT FEE
                                        AS A % OF
FUND                           AVERAGE NET ASSETS
Large Company Index Fund                    0.10%
Small Company Index Fund                    0.10%
Utility Index Fund                          0.10%
U.S. Treasury Index Fund                    0.10%
Municipal Bond Fund                         0.25%


SUB-ACCOUNT SERVICES

Affiliates of the Adviser and certain other parties may receive fees from Galaxy II's transfer agent for providing certain sub-accounting and administrative services to participant sub-accounts with respect to shares of the Galaxy II Index Funds held by defined contribution plans. The transfer agency fees payable by the Funds have been increased by an amount equal to these fees, so that the shareholders of the Funds indirectly bear these fees.

HOW TO INVEST IN THE FUNDS



BUYING, SELLING AND EXCHANGING SHARES

You can buy and sell shares of the Funds on any day that the Funds are open for business. With respect to the Large Company Index Fund, Small Company Index Fund and Utility Index Fund, a business day is any day that the New York Stock Exchange is open. With respect to the U.S. Treasury Index Fund and Municipal Bond Fund, a business day is any day that the New York Stock Exchange, the Federal Reserve Bank of New York and the principal bond markets (as recommended by the Bond Market Association) are open.

The price at which you buy shares is the NAV next determined after your order is accepted. The price at which you sell shares is the NAV next determined after receipt of your order in proper form as described below. NAV is determined on each business day at the close of regular trading on the New York Stock Exchange that day (usually 4:00 p.m. Eastern time). If market prices are readily available for securities owned by the Fund, they're valued at those prices. If market prices are not readily available for some securities, they are valued at fair value under the supervision of Galaxy II's Board of Trustees.


HOW TO BUY SHARES

You can buy shares through your financial adviser or directly from Galaxy II's distributor by calling 1-877-BUY-GALAXY (1-877-289-4252). A financial adviser who places orders on your behalf may charge you a separate fee for its services.

If you want to buy shares and you are a customer of a financial adviser such as a broker-dealer, bank or savings and loan association, including a financial adviser affiliated with the Adviser, you should place your order through your financial adviser. Your financial adviser is responsible for sending your order to Galaxy II's distributor and wiring the money to Galaxy II's custodian. The financial adviser holds the shares in your name and receives all confirmations of purchases and sales. For details, please contact your financial adviser.

You can also buy shares directly from Galaxy II's distributor in any of the following ways:


BUYING BY MAIL
Complete an account application and mail it, together with a check payable to each Fund in which you want to invest, to:

Galaxy Fund II
P.O. Box 6520
Providence, RI 02940-6520

To make additional investments, send your check to the address above along with one of the following:

- the detachable form that's included with your Galaxy II statement or your confirmation of a prior transaction
- a letter stating the amount of your investment, the name of the Fund you want to invest in, and your account number.
If your check is returned because of insufficient funds, Galaxy II will cnacel your order.


[SIDENOTE]

NET ASSET VALUE
The price you pay for your shares is based on the net asset value (NAV) per share. It's the value of a Fund's assets minus the value of the Fund's liabilities, divided by the number of shares of the Fund held by investors.

BUYING BY WIRE
To make an initial or additional investment by wire, send U.S. funds through the Federal Reserve System to Fleet National Bank as agent for Galaxy II's distributor. You should wire money and registration instructions to:


Fleet National Bank,
100 Federal Street Boston, MA 02110
ABA #0110-0013-8 DDA #79673-5702
Ref: Galaxy Fund II
(Account number)
(Account registration)


Before making an initial investment by wire, you must complete an account application and send it to Galaxy Fund II, P.O. Box 6520, Providence, RI 02940-6520. Your order will not be effected until the completed account application is received by Galaxy II. Call Galaxy II's distributor at 1-877-BUY-GALAXY (1-877-289-4252) for an account application.


Your bank or other financial institution may charge you a fee for sending funds by wire.


HOW TO SELL SHARES

You can sell your shares in several ways: through your financial adviser or directly through Galaxy II's distributor by mail, by telephone, or by wire.

If you want to sell your shares and you are a customer of a financial adviser, you must contact your financial adviser for information on how to sell your shares. Your financial adviser is responsible for sending your order to Galaxy II's distributor and for crediting your account with the proceeds. Galaxy II doesn't charge a fee for wiring sale proceeds to your financial adviser, but your financial adviser may charge you a fee. For details, please contact your financial adviser.

You can also sell your shares directly through Galaxy II's distributor in any of the following ways:


SELLING BY MAIL
Send your request in writing to:

Galaxy Fund II
P.O. Box 6520
Providence, RI 02940-6520

You must include the following:

-    The name of the Fund
-    The number of shares or the dollar amount you want to sell
-    Your account number
-    Your Social Security number or tax identification number
- The signatures of each registered owner of the account (the signatures must match the names on the account registration). Additional documents may be required for certain types of shareholders, such as corporations, partnerships, executors, trustees, administrators or guardians.


[SIDENOTE]

MINIMUM INVESTMENT AMOUNTS
The minimum initial investment to open a Fund account is:

   - $2,500 for regular accounts

   - $500 for retirement plan accounts, such as IRA, SEP and Keogh Plan accounts

   - $100 for college savings accounts, including Education IRA accounts.

There is generally no minimum initial investment if you participate in the Automatic Investment Program or in a salary reduction retirement plan such as a SIMPLE IRA or 401(k). You generally can make additional investments for as little as $100. See GALAXY II INVESTOR PROGRAMS below for information on other minimums for initial and additional investments.

Usually, you must keep at least $250 in your account other than retirement plan accounts. If your account falls below $250 because you sell or exchange shares, Galaxy II may redeem your shares and close your account. Galaxy II will give you 60 days' notice in writing before closing your account.

SELLING BY PHONE
You can sell shares by calling Galaxy II's distributor at 1-877-BUY-GALAXY (1-877-289-4252), unless you tell Galaxy II on the account application or in writing that you don't want this privilege. If you have difficulty getting through to Galaxy II because of unusual market conditions, consider selling your shares by mail or wire.

SELLING BY WIRE

Notify Galaxy II's distributor by phone or wire that you wish to sell shares and have the sale proceeds wired to your account at any financial institution in the U.S. that is able to receive wire transfers. To be eligible to use this privilege, you must complete the appropriate section on the account application or notify Galaxy II in writing (with a signature guarantee). Your sale proceeds must be more than $1,000.

The sale proceeds must be paid to the same bank and account you named on your application or in your written instructions.


HOW TO EXCHANGE SHARES

You may exchange shares of a Fund having a value of at least $100 for shares of any other Galaxy II Fund or for shares of any other Fund that's managed by the Adviser or any of its affiliates in which you have an existing account. You will have to pay a sales charge if you exchange shares of the Fund for shares of another Fund that assesses a sales charge on purchases, unless you qualify for an exemption.


TO EXCHANGE SHARES:

- ask your financial adviser

- call Galaxy II's distributor or use the InvestConnect voice response line at 1-877-BUY-GALAXY (1-877-289-4252)

- send your request in writing to:
  Galaxy Fund II
  P.O. Box 6520
  Providence, RI 02940-6520

Galaxy II doesn't charge any fee for making exchanges, but your financial adviser might do so. You are generally limited to three exchanges per year. Galaxy II may change or cancel the exchange privilege with 60 days' advance written notice to shareholders.


OTHER TRANSACTION POLICIES


If Galaxy II doesn't receive full payment for your order to buy shares within three business days of the order date, Galaxy II won't accept your order. Galaxy II will advise you if this happens and return any payment it may eventually receive. You can only invest in shares of the Funds that are legally available in your state.

Galaxy II may reject any order to buy shares. Galaxy II doesn't issue a certificate when you buy shares but it does keep a record of shares issued to investors.

Galaxy II may refuse your order to sell or exchange shares by wire or telephone if it believes it is advisable to do so. Galaxy II or its distributor may change or cancel the procedures for selling or exchanging shares by wire or telephone at any time without notice.

If you sell or exchange shares by telephone, you may be responsible for any fraudulent telephone orders as long as Galaxy II has taken reasonable precautions to verify your identity, such as requesting information about the way in which your account is registered or about recent transactions in your account.

[SIDENOTE]

SIGNATURE GUARANTEES
   When selling your shares by mail or by phone, you must have your signature guaranteed if:

   - you're selling shares worth more than $50,000,
   - you want Galaxy II to send your money to an address other than the address on your account, unless your assets are transferred to a successor custodian,
   - you want Galaxy II to send your money to the address on your account that's changed within the last 30 days, or
   - you want Galaxy II to make the check payable to someone else.

Your signature must be guaranteed by a bank that's a member of the FDIC, a trust company, a member firm of a national securities exchange or any other eligible institution. A notarized signature is not sufficient.

Galaxy II normally pays you cash when you sell your shares, but it has the right to deliver securities owned by a Fund instead of cash. When you sell these securities, you'll pay brokerage charges.

Sales proceeds are normally sent to you within three business days but Galaxy II reserves the right to send sales proceeds within seven days if sending proceeds earlier could adversely affect a Fund.


If any shares that you're selling are part of an investment you've paid for with a personal check, Galaxy II will delay sending your sales proceeds until the check clears, which can take up to 15 days from the purchase date.

Galaxy II reserves the right to vary or waive any minimum investment requirement.

DIVIDENDS, DISTRIBUTIONS AND TAXES



DIVIDENDS AND CAPITAL GAINS DISTRIBUTIONS

The Large Company Index Fund and Small Company Index Fund generally declare and pay dividends from net investment income annually. The Utility Index Fund generally declares and pays dividends from net investment income quarterly. The U.S. Treasury Index Fund and Municipal Bond Fund declare dividends from net investment income daily and pay them monthly. Each Fund normally distributes net capital gains annually. It's expected that the annual distributions for the U.S. Treasury Index Fund and Municipal Bond Fund will normally - but not always - consist primarily of ordinary income rather than capital gains. Dividends and distributions are reinvested in additional shares of the Funds, unless you indicate in the account application or in a letter to Galaxy II that you want to have dividends and distributions paid in cash.


FEDERAL TAXES

Each of the Large Company Index Fund, Small Company Index Fund, Utility Index Fund and U.S. Treasury Index Fund contemplates declaring as dividends each year all or substantially all of its taxable income, including its net capital gain (the excess of long-term capital gain over short-term capital loss). Distributions attributable to the net capital gain of a Fund will be taxable to you as long-term capital gain, regardless of how long you have held your shares. Other Fund distributions will generally be taxable as ordinary income. You will be subject to income tax on Fund distributions regardless of whether they are paid in cash or reinvested in additional shares.

It is expected that the Municipal Bond Fund will distribute dividends derived from interest earned on exempt securities, and these "exempt-interest dividends" will be exempt income for shareholders for federal income tax purposes. However, distributions, if any, derived from net capital gains of the Fund will generally be taxable to you as long-term capital gains, and distributions, if any, derived from short-term capital gains or taxable interest income will be taxable to you as ordinary income. It is expected that the Fund may pay such taxable distributions from time to time.

You will be notified annually of the tax status of distributions to you.


You should note that if you purchase shares just before a distribution, the purchase price will reflect the amount of the upcoming distribution, but you will be taxed on the entire amount of the distribution received, even though, as an economic matter, the distribution simply constitutes a return of capital. This is known as "buying into a dividend."


You will recognize taxable gain or loss on a sale, exchange or redemption of your shares, including an exchange for shares of another Fund, based on the difference between your tax basis in the shares and the amount you receive for them. (To aid in computing your tax basis, you generally should retain your account statements for the periods during which you held shares.) Any loss realized on shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends that were received on the shares. If you receive an exempt-interest dividend with respect to any share and the share is held by you for six months or less, any loss on the sale or exchange of the share will be disallowed to the extent of such exempt-interest dividend amount.

Interest on indebtedness incurred by a shareholder to purchase or carry shares of the Municipal Bond Fund generally will not be deductible for federal income tax purposes.

You should note that a portion of the exempt-interest dividends paid by the Municipal Bond Fund may constitute an item of tax preference for purposes of determining federal alternative minimum tax liability. Exempt-interest dividends will also be considered along with other adjusted gross income in determining whether any Social Security or railroad retirement payments received by you are subject to federal income taxes.


The one major exception to these tax principles is that distributions on, and sales, exchanges and redemptions of, shares held in an IRA (or other tax-qualified plan) will not be currently taxable.

STATE AND LOCAL TAXES

Shareholders may also be subject to state and local taxes on distributions and redemptions. State income taxes may not apply, however, to the portions of each Fund's distributions, if any, that are attributable to interest on U.S. Government securities or interest on securities of the particular state or localities within the state.

Dividends paid by the Municipal Bond Fund that are attributable to interest earned by the Fund may be taxable to shareholders under state or local law. Some states allow shareholders to exclude from state income tax that portion of the Fund's tax-exempt interest income that is attributable to municipal securities issued within the shareholder's own state. To assist shareholders of these states, the Fund will provide a breakdown of its tax-exempt interest income on a state-by-state basis at year-end.


MISCELLANEOUS
The foregoing is only a summary of certain tax considerations under current law, which may be subject to change in the future. Shareholders who are nonresident aliens, foreign trusts or estates, or foreign corporations or partnerships, may be subject to different United States federal income tax treatment. You should consult your tax adviser for further information regarding federal, state, local and/or foreign tax consequences relevant to your specific situation.

GALAXY II INVESTOR PROGRAMS



RETIREMENT PLANS


Shares of the Galaxy II Index Funds are available for purchase in connection with any of the following retirement plans:


- Individual Retirement Arrangements (IRAs), including Traditional, Roth, Rollover and Education IRAs.
-    Simplified Employee Pension Plans (SEPs).
-    Keogh money purchase and profit sharing plans.
- Salary reduction retirement plans set up by employers for their employees, which are qualified under section 401(k) and 403(b) of the Internal Revenue Code.
- SIMPLE IRA plans which are qualified under Section 408(p) of the Internal Revenue Code.

For information about eligibility requirements and other matters concerning these plans and to obtain an application, call Galaxy II's distributor at 1-877-BUY-GALAXY (1-877-289-4252).

OTHER PROGRAMS

It's also easy to buy or sell shares of the Funds by using one of the programs described below. Just tell Galaxy II the amount and how frequently you want to buy or sell shares and Galaxy II does the rest. For further information on any of these programs, call your financial adviser or Galaxy II's distributor at 1-877-BUY-GALAXY (1-877-289-4252).


AUTOMATIC INVESTMENT PROGRAM
You can make automatic investments from your bank account every month or every quarter. You can choose to make your investment on any day of the month or quarter. The minimum investment is $50 a month or $150 a quarter except for Education IRAs, in which case the minimum investment is $40 a month or $125 a quarter.

PAYROLL DEDUCTION PROGRAM
You can make regular investments from your paycheck. The minimum investment is $25 per pay period. Send a completed Galaxy II Payroll Deduction Application to your employer's payroll department. They'll arrange to have your investment deducted from your paycheck.

COLLEGE INVESTMENT PROGRAM
The minimum for initial and additional investments through the College Investment Program is $100 unless you participate in the Automatic Investment Program, in which case the minimum for initial and additional investments is $50. You can also save for college by opening an Education IRA account. The minimum for initial and additional investments in an Education IRA is $100 unless you participate in the Automatic Investment Program, in which case the minimum for initial and additional investments is $40.

DIRECT DEPOSIT PROGRAM
This program lets you deposit your social security payments in your Fund account automatically. There's no minimum deposit. You can cancel the program by notifying the Social Security Administration in writing.

SYSTEMATIC WITHDRAWAL PLAN

You can make regular withdrawals from your Fund account every month, every quarter, every six months or once a year. You need a minimum account balance of $10,000 to participate in the plan.


You may cancel your participation in any of these programs, other than the Direct Deposit Program, by writing to Galaxy II at:

Galaxy Fund II
P.O. Box 6520
Providence, RI 02940-6520

Please allow at least five days for the cancellation to be processed.

HOW TO REACH GALAXY II




THROUGH YOUR FINANCIAL ADVISER
Your financial adviser can help you buy, sell or exchange shares and can answer questions about your account.


GALAXY II SHAREHOLDER SERVICES
Call Galaxy II's distributor at
1-877-BUY-GALAXY (1-877-289-4252),
Monday through Friday, 8 a.m. to 6 p.m.
(Eastern time) for help from a Galaxy II representative.

INVESTCONNECT

InvestConnect is Galaxy II's Shareholder Voice Response System. Call 1-877-BUY-GALAXY (1-877-289-4252) from any touch-tone phone for automated access to account information and current Fund prices and performance, or to place orders to sell or exchange shares. It's available 24 hours a day, seven days a week. InvestConnect may not be available to you if you invest in the Funds through a financial adviser.


If you live outside the United States, contact Galaxy II by calling 1-508-871-4121.

THE INTERNET

Please visit Galaxy II's Web site at: www.galaxyfunds.com


[SIDENOTE]

HEARING IMPAIRED
Galaxy II also offers a TDD service for the hearing impaired. Just call 1-800-696-6515, 24 hours a day, seven days a week.

FINANCIAL HIGHLIGHTS

The financial highlights tables on the following pages will help you understand the Funds' financial performance for the past five years. Certain information reflects the financial performance of a single share of each Fund. The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in each Fund, assuming all dividends and distributions were reinvested. The information for the fiscal years ended March 31, 2001, 2000 and 1999 has been audited by Ernst & Young LLP, independent auditors, whose report, along with the Funds' financial statements, are included in Galaxy II's Annual Report and are incorporated by reference into the SAI. The Annual Report and SAI are available free of charge upon request. The information for the fiscal years ended March 31, 1998 and 1997 was audited by Galaxy II's former auditors.

GALAXY II LARGE COMPANY INDEX FUND
(For a share outstanding throughout each period)

                                                                                  FOR THE YEARS ENDED MARCH 31,
                                                                --------------------------------------------------------------
                                                                    2001        2000        1999         1998         1997
------------------------------------------------------------    -----------  ----------  ----------   ----------   -----------
Net asset value, beginning of period .......................       $42.14        $36.90      $31.92      $23.09       $20.06
                                                                ---------    ----------  ----------   ---------    ---------
INCOME FROM INVESTMENT OPERATIONS:
   Net investment income(1) ................................         0.26          0.32        0.35        0.40         0.43
                                                                ---------    ----------  ----------   ---------    ---------
   Net realized and unrealized gain (loss) on
   investments and futures contracts .......................        (8.85)         5.93        5.38       10.23         3.41
                                                                ---------    ----------  ----------   ---------    ---------
Total from investment operations ...........................        (8.59)         6.25        5.73       10.63         3.84

LESS DIVIDENDS:
   Dividends from net investment income ....................        (0.26)        (0.33)      (0.36)      (0.44)       (0.38)
                                                                ---------    ----------  ----------   ---------    ---------
   Dividends from net realized capital gains ...............        (3.97)        (0.68)      (0.39)      (1.36)       (0.43)
                                                                ---------    ----------  ----------   ---------    ---------
Total dividends ............................................        (4.23)        (1.01)      (0.75)      (1.80)       (0.81)

Net increase (decrease) in net asset value .................       (12.82)         5.24        4.98        8.83         3.03
                                                                ---------    ----------  ----------   ---------    ---------
Net asset value, end of period .............................       $29.32        $42.14      $36.90      $31.92       $23.09
                                                                =========    ==========  ==========   =========    =========
Total return ...............................................       (21.54)%       17.20%      18.15%      47.29%       19.32%

RATIOS/SUPPLEMENTAL DATA:
   Net assets, end of period (000s) ........................     $821,147    $1,065,129    $828,899    $626,740     $421,652
                                                                ---------    ----------  ----------   ---------    ---------
RATIOS TO AVERAGE NET ASSETS:
   Net investment income including
   reimbursement ...........................................         0.74%         0.88%       1.11%       1.44%        2.19%
                                                                ---------    ----------  ----------   ---------    ---------
   Operating expenses including
   reimbursement ...........................................         0.47%         0.47%       0.47%       0.40%        0.40%
                                                                ---------    ----------  ----------   ---------    ---------
   Operating expenses excluding
   reimbursement ...........................................         0.48%         0.47%       0.47%       0.40%        0.40%
                                                                ---------    ----------  ----------   ---------    ---------

Portfolio turnover rate  ...................................           15%           12%          3%          3%          11%



(1) Net investment income per share before reimbursement of certain expenses by the sub-administrator for the years ended March 31, 2001, 2000, 1999, 1998 and 1997 was $0.26, $0.32, $0.35, $0.40 and $0.43, respectively.

GALAXY II SMALL COMPANY INDEX FUND
(For a share outstanding throughout each period)


                                                                                  FOR THE YEARS ENDED MARCH 31,
                                                                --------------------------------------------------------------
                                                                    2001        2000        1999        1998(1)      1997
------------------------------------------------------------    -----------  ----------  ----------  ----------   -----------
Net asset value, beginning of period .......................       $17.92      $15.22      $20.73       $22.64       $22.30
                                                                 --------    --------    --------    ---------      -------
INCOME FROM INVESTMENT OPERATIONS:
   Net investment income(2) ................................         0.07        0.09        0.10         0.27         0.38
                                                                 --------    --------    --------    ---------      -------
   Net realized and unrealized gain (loss) on
   investments and futures contracts .......................        (0.47)       4.31       (4.04)        7.64         1.76
                                                                 --------    --------    --------    ---------      -------
Total from investment operations ...........................        (0.40)       4.40       (3.94)        7.91         2.14

LESS DIVIDENDS:
   Dividends from net investment income ....................        (0.04)      (0.09)      (0.09)       (0.33)       (0.34)
                                                                 --------    --------    --------    ---------      -------
   Dividends from net realized capital gains ...............        (2.33)      (1.61)      (1.48)       (9.49)       (1.46)
                                                                 --------    --------    --------    ---------      -------
Total dividends ............................................        (2.37)      (1.70)      (1.57)       (9.82)       (1.80)

Net increase (decrease) in net asset value .................        (2.77)       2.70       (5.51)       (1.91)        0.34
                                                                 --------    --------    --------    ---------      -------
Net asset value, end of period .............................       $15.15      $17.92      $15.22       $20.73       $22.64
                                                                 ========    ========    ========    =========      =======
Total return ...............................................        (2.33)%     30.52%     (19.19)%      41.22%        9.60%

RATIOS/SUPPLEMENTAL DATA:
   Net assets, end of period (000s) ........................     $253,860    $279,914    $259,903     $399,162     $309,474
                                                                 --------    --------    --------    ---------      -------
RATIOS TO AVERAGE NET ASSETS:
   Net investment income including
   reimbursement ...........................................         0.48%       0.53%       0.56%        0.97%        1.59%
                                                                 --------    --------    --------    ---------      -------
   Operating expenses including
   reimbursement ...........................................         0.41%       0.41%       0.40%        0.40%        0.40%
                                                                 --------    --------    --------    ---------      -------
   Operating expenses excluding
   reimbursement ...........................................         0.41%       0.41%       0.41%        0.40%        0.40%
                                                                 --------    --------    --------    ---------      -------
Portfolio turnover rate ....................................           41%         36%         22%          99%           8%


(1) At a Special Meeting of Shareholders of the Small Company Index Fund held on May 9, 1997, shareholders approved a change in the Fund's target index from the Russell Special Small Company Index to the Standard & Poor's SmallCap 600 Stock Price Index.

(2) Net investment income per share before reimbursement of certain expenses by the sub-administrator for the years ended March 31, 2001, 2000, 1999, 1998 and 1997 was $0.07, $0.09, $0.10, $0.27 and $0.38, respectively.

GALAXY II UTILITY INDEX FUND
(For a share outstanding throughout each period)


                                                                                  FOR THE YEARS ENDED MARCH 31,
                                                                --------------------------------------------------------------
                                                                    2001        2000        1999         1998(1)      1997
------------------------------------------------------------    -----------  ----------  ----------   ----------   -----------
Net asset value, beginning of period .......................       $13.32      $13.35      $14.18       $11.42       $12.03
                                                                ---------    --------    --------     --------     --------
INCOME FROM INVESTMENT OPERATIONS:
   Net investment income(2) ................................         0.44        0.50        0.53         0.54         0.49
                                                                ---------    --------    --------     --------     --------
   Net realized and unrealized gain
   (loss) on investments ...................................         4.56        0.43       (0.71)        3.71        (0.09)
                                                                ---------    --------    --------     --------     --------
Total from investment operations ...........................         5.00        0.93       (0.18)        4.25         0.40

LESS DIVIDENDS:
   Dividends from net investment income ....................        (0.45)      (0.51)      (0.51)       (0.60)       (0.46)
                                                                ---------    --------    --------     --------     --------
   Dividends from net realized capital gains ...............        (1.57)      (0.45)      (0.14)       (0.82)       (0.55)
                                                                ---------    --------    --------     --------     --------
   Return of capital .......................................         -           -           -           (0.07)           -
                                                                ---------    --------    --------     --------     --------
Total dividends ............................................        (2.02)      (0.96)      (0.65)       (1.49)       (1.01)

Net increase (decrease) in net asset value .................         2.98       (0.03)      (0.83)        2.76        (0.61)
                                                                ---------    --------    --------     --------     --------
Net asset value, end of period .............................       $16.30      $13.32      $13.35       $14.18       $11.42
                                                                =========    ========    ========     ========     ========
Total return ...............................................        37.57%       7.52%      (1.53)%      39.07%        3.46%

RATIOS/SUPPLEMENTAL DATA:
   Net assets, end of period (000s) ........................      $68,795     $49,977     $55,131      $55,864      $45,582
                                                                ---------    --------    --------     --------     --------
RATIOS TO AVERAGE NET ASSETS:
   Net investment income including
   reimbursement ...........................................         2.75%       3.61%       3.72%        4.24%        3.96%
                                                                ---------    --------    --------     --------     --------
   Operating expenses including
   reimbursement ...........................................         0.40%       0.40%       0.40%        0.40%        0.40%
                                                                ---------    --------    --------     --------     --------
   Operating expenses excluding
   reimbursement ...........................................         0.41%       0.40%       0.40%        0.40%        0.40%
                                                                ---------    --------    --------     --------     --------
Portfolio turnover rate ....................................           65%         19%          8%          72%         170%



(1) At a Special Meeting of Shareholders of the Utility Index Fund held on May 9, 1997, shareholders approved a change in the Fund's target index from the Russell 1000 Utility Index to the Standard & Poor's Utilities Composite Index.

(2) Net investment income per share before reimbursement of certain expenses by the sub-administrator for the years ended March 31, 2001, 2000, 1999, 1998 and 1997 was $0.44, $0.50, $0.53, $0.54 and $0.49, respectively.

GALAXY II U.S. TREASURY INDEX FUND
(For a share outstanding throughout each period)


                                                                                  FOR THE YEARS ENDED MARCH 31,
                                                                --------------------------------------------------------------
                                                                    2001        2000        1999         1998         1997
------------------------------------------------------------    -----------  ----------  ----------   ----------   -----------
Net asset value, beginning of period .......................       $10.13      $10.54      $10.50        $9.99       $10.24
                                                                ---------    --------    --------     --------     --------
INCOME FROM INVESTMENT OPERATIONS:
   Net investment income(1) ................................         0.61        0.61        0.61         0.63         0.64
                                                                ---------    --------    --------     --------     --------
   Net realized and unrealized gain
   (loss) on investments ...................................         0.53       (0.38)       0.05         0.51        (0.25)
                                                                ---------    --------    --------     --------     --------
Total from investment operations                                     1.14        0.23        0.66         1.14         0.39

LESS DIVIDENDS:
   Dividends from net investment income ....................        (0.61)      (0.64)      (0.62)       (0.63)       (0.64)
                                                                ---------    --------    --------     --------     --------
Total dividends ............................................        (0.61)      (0.64)      (0.62)       (0.63)       (0.64)

Net increase (decrease) in net asset value .................         0.53       (0.41)       0.04         0.51        (0.25)
                                                                ---------    --------    --------     --------     --------
Net asset value, end of period .............................       $10.66      $10.13      $10.54       $10.50        $9.99
                                                                =========    ========    ========     ========     ========
Total return ...............................................        11.60%       2.39%       6.38%       11.72%        3.91%

RATIOS/SUPPLEMENTAL DATA:
   Net assets, end of period (000s) ........................     $163,619    $160,389    $202,420     $118,368     $111,313
                                                                ---------    --------    --------     --------     --------
RATIOS TO AVERAGE NET ASSETS:
   Net investment income including
   reimbursement ...........................................         5.90%       5.95%       5.77%        6.12%        6.31%
                                                                ---------    --------    --------     --------     --------
   Operating expenses including
   reimbursement ...........................................         0.42%       0.41%       0.41%        0.40%        0.40%
                                                                ---------    --------    --------     --------     --------
   Operating expenses excluding
   reimbursement ...........................................         0.42%       0.41%       0.41%        0.40%        0.40%
                                                                ---------    --------    --------     --------     --------
Portfolio turnover rate ....................................           53%         56%         70%          79%          39%


(1) Net investment income per share before reimbursement of certain expenses by the sub-administrator for the years ended March 31, 2001, 2000, 1999, 1998 and 1997 was $0.61, $0.61, $0.61, $0.63 and $0.64, respectively.

GALAXY II MUNICIPAL BOND FUND
(For a share outstanding throughout each period)


                                                                                  FOR THE YEARS ENDED MARCH 31,
                                                                --------------------------------------------------------------
                                                                    2001        2000        1999         1998         1997
------------------------------------------------------------    -----------  ----------  ----------   ----------   -----------
Net asset value, beginning of period .......................       $10.13      $10.59      $10.51       $10.15       $10.20
                                                                ---------    --------    --------     --------     --------
INCOME FROM INVESTMENT OPERATIONS:
   Net investment income(1) ................................         0.45        0.44        0.46         0.47         0.47
                                                                ---------    --------    --------     --------     --------
   Net realized and unrealized gain (loss)
   on investments and futures contracts ....................         0.45       (0.45)       0.08         0.36        (0.05)
                                                                ---------    --------    --------     --------     --------
Total from investment operations ...........................         0.90       (0.01)       0.54         0.83         0.42

LESS DIVIDENDS:
   Dividends from net investment income ....................        (0.45)      (0.45)      (0.46)       (0.47)       (0.47)
                                                                ---------    --------    --------     --------     --------
Total dividends ............................................        (0.45)      (0.45)      (0.46)       (0.47)       (0.47)

Net increase (decrease) in net asset value .................         0.45       (0.46)       0.08         0.36        (0.05)
                                                                ---------    --------    --------     --------     --------
Net asset value, end of period .............................       $10.58      $10.13      $10.59       $10.51       $10.15
                                                                =========    ========    ========     ========     ========
Total return ...............................................         9.15%      (0.05)%      5.20%        8.29%        4.15%

RATIOS/SUPPLEMENTAL DATA:
   Net assets, end of period (000s) ........................      $33,239     $27,769     $21,607      $18,147      $19,921
                                                                ---------    --------    --------     --------     --------
RATIOS TO AVERAGE NET ASSETS:
   Net investment income including reimbursement ...........         4.43%       4.28%       4.31%        4.49%        4.57%
                                                                ---------    --------    --------     --------     --------
   Operating expenses including reimbursement ..............         0.60%       0.60%       0.60%        0.60%        0.60%
                                                                ---------    --------    --------     --------     --------
   Operating expenses excluding reimbursement ..............         0.61%       0.60%       0.60%        0.60%        0.60%
                                                                ---------    --------    --------     --------     --------
Portfolio turnover rate ....................................           95%         38%         43%          28%           7%


(1) Net investment income per share before reimbursement of certain expenses by the sub-administrator for the years ended March 31, 2001, 2000, 1999, 1998 and 1997 was $0.45, $0.44, $0.46, $0.47 and $0.47, respectively.

MISCELLANEOUS

"Standard & Poor's," "S&P," "Standard & Poor's 500," "S&P 500," "500," "Standard & Poor's SmallCap 600 Index" and "S&P SmallCap 600 Index" are trademarks of The McGraw Hill Companies, Inc. and have been licensed to the Adviser for use by Galaxy II.

The Large Company Index Fund, the Small Company Index Fund and the Utility Index Fund are not sponsored, endorsed, sold or promoted by Standard & Poor's ("S&P"), a division of The McGraw Hill Companies, Inc. S&P makes no representation or warranty, express or implied, to the shareholders of the Large Company Index Fund, the Small Company Index Fund or the Utility Index Fund or any member of the public regarding the advisability of investing in securities generally or in the Large Company Index Fund, the Small Company Index Fund or the Utility Index Fund particularly or the ability of the S&P 500, the S&P SmallCap 600 Index or the S&P Utilities Index to track general stock market performance. S&P has no obligation to take the needs of Galaxy II or the shareholders of the Large Company Index Fund, the Small Company Index Fund or the Utility Index Fund into consideration in determining, composing or calculating the S&P 500, the S&P SmallCap 600 Index and the S&P Utilities Index. S&P is not responsible for and has not participated in the determination of the prices and amount of the shares of the Large Company Index Fund, the Small Company Index Fund or the Utility Index Fund or the timing of the issuance or sale of the shares of the Large Company Index Fund, the Small Company Index Fund or the Utility Index Fund or in the determination or calculation of the equation by which the shares of the Large Company Index Fund, the Small Company Index Fund or the Utility Index Fund are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Large Company Index Fund, the Small Company Index Fund or the Utility Index Fund.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500, THE S&P SMALLCAP 600 INDEX OR THE S&P UTILITIES INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY GALAXY II, SHAREHOLDERS OF THE LARGE COMPANY INDEX FUND, THE SMALL COMPANY INDEX FUND OR THE UTILITY INDEX FUND OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500, THE S&P SMALLCAP 600 INDEX OR THE S&P UTILITIES INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The Salomon Smith Barney Broad Investment-Grade Bond Index is a registered trademark of Salomon Smith Barney.

The inclusion of a security in any of the Galaxy II Index Funds' indices in no way implies an opinion by S&P or Salomon Smith Barney Inc. as to its attractiveness as an investment. S&P and Salomon Smith Barney Inc. are not sponsors of, or in any way affiliated with, the Galaxy II Index Funds.


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WHERE TO FIND MORE INFORMATION



You'll find more information about the funds in the following documents:


ANNUAL AND SEMI-ANNUAL REPORTS
Galaxy II's annual and semi-annual reports contain more information about each Fund and a discussion about the market conditions and investment strategies that had a significant effect on each Fund's performance during the last fiscal year.


STATEMENT OF ADDITIONAL
INFORMATION (SAI)
The SAI contains detailed information about the Funds and their policies. By law, it's incorporated by reference into (considered to be part of) this prospectus.

You can get a free copy of these documents, request other information about the Funds and make shareholder inquiries by calling Galaxy II toll free at 1-877-BUY-GALAXY (1-877-289-4252) or writing to:

Galaxy Fund II
P.O. Box 6520
Providence, RI 02940-6520


If you buy your shares through a financial institution, you may contact your institution for more information.

You can write to the Securities and Exchange Commission (SEC) Public Reference Section and ask them to mail you information about the Funds, including the SAI. They'll charge you a fee for this service. You can also visit the SEC Public Reference Room and copy the documents while you're there. For information about the operation of the Public Reference Room, call the SEC.

Public Reference Section of the SEC
Washington, DC 20549-0102
1-202-942-8090

Reports and other information about the Funds are also available on the EDGAR Database on the SEC's Web site at http://www.sec.gov. Copies of this information may also be obtained, after paying a duplicating fee, by electronic request to the SEC's e-mail address at publicinfo@sec.gov.

Galaxy II's Investment Company Act File No. is 811-06051.


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